Exhibit 10.1

EXECUTION COPY

REAFFIRMATION AGREEMENT

THIS REAFFIRMATION AGREEMENT (this “Agreement”), dated as of December 26, 2006, is by and between GREAT LAKES DREDGE & DOCK CORPORATION (f/k/a Great Lakes Dredge & Dock Holdings Corp.), a Delaware corporation (“New GLDD”), and BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, prior to the date hereof, New GLDD’s legal name was “Great Lakes Dredge & Dock Holdings Corp.”;

WHEREAS, on the date hereof, (i) Great Lakes Dredge & Dock Corporation (“Legacy GLDD”) merged with and into New GLDD with New GLDD as the survivor of such merger  (the “Merger”) and (ii) New GLDD changed its legal name to “Great Lakes Dredge & Dock Corporation;”

WHEREAS, upon giving effect to the Merger, New GLDD succeeded to the rights, duties and obligations of Legacy GLDD under (i) that certain Credit Agreement dated as of December 22, 2003 (as amended by Amendment No. 1 to Credit Agreement dated as of September 30, 2004, Amendment No. 2 to Credit Agreement dated as of June 13, 2005, Amendment No. 3 to Credit Agreement dated as of November 13, 2005, Amendment No. 4 to Credit Agreement dated as of March 22, 2006 and Consent, Waiver and Amendment No. 5 to Credit Agreement dated as of August 28, 20006 and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) by and among New GLDD as successor to Legacy GLDD, the Affiliates of New GLDD party thereto, the Lenders from time to time party thereto and the Administrative Agent and (ii) each of the other Loan Documents to which Legacy GLDD was a party; and

WHEREAS, New GLDD, as successor to Legacy GLDD, wishes to hereby expressly reaffirm its duties and obligations under the Credit Agreement and the other Loan Documents to which Legacy GLDD was a party;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Defined Terms.  Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

Reaffirmation of Obligations.  New GLDD hereby (a) expressly reaffirms all of the duties and obligations of Legacy GLDD under the Credit Agreement, each Note, the Letters of Credit, the Collateral Documents and the other Loan Documents to which Legacy GLDD was a party, and (b) expressly reconfirms the Administrative Agent’s continuing Lien in the Collateral granted pursuant to the Collateral Documents.  New GLDD hereby reaffirms that, upon the effectiveness of the Merger, it is and shall hereafter be, entitled to and liable for each and every right, obligation, duty, representation and covenant of Legacy GLDD to the same extent as if New GLDD had been the original party to the Loan Documents.

Representations and Warranties.  New GLDD hereby represents and warrants to the Administrative Agent, in each case after giving effect to the Merger and this Agreement, as follows:

New GLDD has the right, power and capacity and has been duly authorized and empowered by all requisite limited liability company and member action to enter into, execute, deliver and perform this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

This Agreement constitutes New GLDD’s legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise).

New GLDD’s execution, delivery and performance of this Agreement does not and will not violate its certificate of formation, limited liability company agreement or other organizational documents, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with the execution, delivery and performance by New GLDD of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

No Event of Default or Default exists under the Credit Agreement or would exist after giving effect to this Agreement.

Miscellaneous.  The parties hereto hereby further agree as follows:

Payment of Costs.  New GLDD hereby agrees to pay all reasonable out-of-pocket costs and expenses (evidenced by invoices in reasonable detail) incurred by the Lender (including the reasonable fees and expenses of its counsel) in connection with the preparation, execution and delivery of this Agreement.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Integration.  This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by New GLDD and the Administrative Agent and their  respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than New GLDD, the Lenders and the Administrative Agent and their respective successors and permitted assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

GREAT LAKES DREDGE & DOCK CORPORATION (f/k/a Great Lakes Dredge & Dock Holdings Corp.)

By:	/s/ Deborah A. Wensel
Name:	Deborah A. Wensel
Title:	Senior Vice President, Chief Financial
Officer and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Charlene Wright-Jones
Name:	Charlene Wright-Jones
Title:	Assistant Vice President